                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT*

                                 BY AND BETWEEN


                     SECURITY FIRST TECHNOLOGIES CORPORATION

                                       AND

                             HEWLETT-PACKARD COMPANY









                          DATED AS OF FEBRUARY 19, 1999




* AS AMENDED ON APRIL 30, 1999

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

SECTION 1. PURCHASE AND SALE OF THE SHARES.......................................................     1
           -------------------------------
      1.1  Sale and Issuance of the Shares.......................................................     1
           -------------------------------
      1.2  Closing...............................................................................     2
           -------
SECTION 2.  REGISTRATION RIGHTS..................................................................     2
            -------------------
      2.1  Demand Registration Rights............................................................     2
           --------------------------
      2.2  Registration Procedures...............................................................     3
           -----------------------
      2.3  Registration Expenses.................................................................     4
           ---------------------
      2.4  Indemnity and Contribution............................................................     4
           --------------------------
SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION....................................     6
            -------------------------------------------------
      3.1  Organization and Standing.............................................................     6
           -------------------------
      3.2  Authorization; Binding Obligation.....................................................     6
           ---------------------------------
      3.3  Capitalization........................................................................     7
           --------------
      3.4  Validity of Shares; Issuance..........................................................     7
           ----------------------------
      3.5  No Consents...........................................................................     7
           -----------
      3.6  Non-Contravention.....................................................................     7
           -----------------
      3.7  Additional Information................................................................     8
           ----------------------
SECTION 4.  REPRESENTATIONS AND WARRANTIES OF
            ---------------------------------
      PURCHASER..................................................................................     8
      ---------
      4.1  Organization and Standing.............................................................     8
           -------------------------
      4.2  Authorization.........................................................................     8
           -------------
      4.3  Non-Contravention.....................................................................     8
           -----------------
      4.4  No Consents...........................................................................     9
           -----------
      4.5  Adequate Resources....................................................................     9
           ------------------
      4.6  Investment Experience.................................................................     9
           ---------------------
      4.7  Investment Intent.....................................................................     9
           -----------------
      4.8  Registration or Exemption Requirements................................................    10
           --------------------------------------
      4.9  No Legal, Tax or Investment Advice....................................................    10
           ----------------------------------
SECTION 5.  ADDITIONAL AGREEMENTS................................................................    10
            ---------------------
      5.1  Nonsolicitation.......................................................................    10
           ---------------
      5.2  Lock-up Covenant......................................................................    10
           ----------------
SECTION 6.  CONDITIONS TO CLOSING................................................................    11
            ---------------------
      6.1  Conditions to Obligations of All Parties..............................................    11
           ----------------------------------------
      6.2  Conditions to Obligations of Purchaser................................................    11
           --------------------------------------
      6.3  Conditions to Obligations of the Corporation..........................................    12
           --------------------------------------------
SECTION 7.  CLOSING..............................................................................    12
            -------
      7.1  Deliveries by the Corporation.........................................................    12
           -----------------------------
      7.2  Deliveries by the Purchaser...........................................................    13
           ---------------------------
SECTION 8.  LEGEND...............................................................................    13
            ------
      8.1  Endorsement...........................................................................    13
           -----------
      8.2  Removal of Legend.....................................................................    14
           -----------------


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
SECTION 9.  TERMINATION..........................................................................    14
            -----------
      9.1  Mutual Consent........................................................................    14
           --------------
      9.2  Other Termination.....................................................................    14
           -----------------
      9.3  Effect of Termination.................................................................    15
           ---------------------
SECTION 10.  MISCELLANEOUS.......................................................................    15
             -------------
      10.1  Additional Actions and Documents.....................................................    15
            --------------------------------
      10.2  Expenses.............................................................................    15
            --------
      10.3  Notices..............................................................................    15
            -------
      10.4  Waiver...............................................................................    16
            ------
      10.5  Binding Effect.......................................................................    17
            --------------
      10.6  Entire Agreement; Amendment..........................................................    17
            ---------------------------
      10.7  Severability.........................................................................    17
            ------------
      10.8  Headings.............................................................................    17
            --------
      10.9  Governing Law........................................................................    17
            -------------
      10.10  Signature in Counterparts...........................................................    17
             -------------------------
      10.11  No Third Party Beneficiaries........................................................    17
             ----------------------------
      10.12  Assignability.......................................................................    18
             -------------
      10.13  Parties Not Partners................................................................    18
             --------------------

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement"), dated as of the 19th day of February, 1999, is entered into by and among Security First Technologies Corporation, a Delaware corporation (the "Corporation") and Hewlett-Packard Company, a Delaware corporation ("Purchaser").

     WHEREAS, concurrent with, and as an inducement to the parties entering into this Agreement, the Corporation and Purchaser are entering into a Memorandum of Understanding (the "MOU") pursuant to which the Corporation and Purchaser intend to develop a strategic relationship;

     WHEREAS, as part of the aforementioned strategic relationship, Purchaser also desires to subscribe for, and acquire from the Corporation, such number of shares (the "Shares") of the Corporation's common stock, par value $.01 per share ("Common Stock"), as determined by dividing the Purchase Price (as defined below in Section 1.1(a)) by the applicable per share price of the Shares (as described below in Section 1.1), on the terms and under the conditions specified herein;

     WHEREAS, the Corporation desires to sell and issue to Purchaser the Shares on the terms and under the conditions specified herein; and

     *

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

SECTION 1.  PURCHASE AND SALE OF THE SHARES.

     1.1  Sale and Issuance of the Shares.

          1.1. At the Closing (as defined below in Section 1.2(a)) and subject to the terms and conditions of this Agreement, Purchaser hereby subscribes for, and agrees to purchase, the Shares, and the Corporation agrees to sell and issue to Purchaser at the Closing for the Purchase Price, the Shares. The aggregate purchase price to be paid by Purchaser shall be $10,000,000 (such aggregate amount, the "Purchase Price"), and the number of Shares shall be determined by dividing the Purchase Price by the average closing asking price per share of the Common Stock, as quoted on the Nasdaq Stock Market National Market Tier, for each of the 10 trading days preceding the business day immediately before the Closing Date (as defined in Section 1.2(a) below), and rounding down to the nearest whole share, if the quotient would otherwise produce fractional shares. The number of Shares shall then be doubled so as to give effect to the Split as if the Split had been paid immediately prior to the Closing.

*  Recital deleted.

     1.2  Closing.

               1.2(a). The closing (the "Closing") of the transaction shall take place on April 30, 1999, or such other date not later than May 15, 1999 as the parties hereto shall mutually agree (the "Closing Date").

               1.2(b). The Closing shall take place on the Closing Date at 10:00 a.m., Washington, D.C. time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other time and place as the parties shall mutually agree.

SECTION 2.  REGISTRATION RIGHTS.

     2.1  Demand Registration Rights.

               2.1(a). At any time between the respective dates 18 months after the Closing Date (or such earlier date upon which the covenant at Section 5.2 below terminates) and two years after the Closing Date, Purchaser may request registration for sale under the Securities Act of any Common Stock owned by Purchaser (a "Demand Registration"), provided, however, that (i) the Corporation shall only be obligated to effect one Demand Registration for Purchaser, and
(ii) the Corporation shall not be obligated to effect a Demand Registration unless Purchaser requests registration for sale of Common Stock that represents at least 50% of the aggregate amount of Common Stock then owned by Purchaser. A Demand Registration shall specify the approximate number of shares of Common Stock that Purchaser requests be registered and the anticipated per share price range for such offering.

               2.1(b). A Demand Registration shall be deemed to occur when such registration becomes effective under the Securities Act, except that if, after it becomes effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC (or any successor regulator thereto as to federal securities laws) or any other governmental authority, such registration shall not be deemed to have been effected unless such stop order, injunction or other order shall have been subsequently vacated or removed.

     2.2  Registration Procedures.

               2.2(a). The Corporation shall have no obligation to include Common Stock owned by Purchaser in a registration statement unless and until Purchaser has furnished the Corporation with all information and statements about or pertaining to Purchaser in such reasonable detail and on such timely basis as is reasonably deemed by the Corporation to be necessary or appropriate for the preparation of the registration statement.

          2.2(b). Whenever Purchaser has requested that its Common Stock be registered pursuant to Section 2.1 hereof, the Corporation shall, subject to the provisions of Section 2.1 and Section 2.2:

                    (1) prepare and file with the SEC a registration statement with respect to such Common Stock covered by the Demand Registration and use its reasonable efforts to cause such registration statement to become effective as soon as practicable after the filing thereof (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish counsel for Purchaser with copies of all such documents proposed to be filed);

                    (2) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus contained therein as may be necessary to keep such registration statement effective for a period of not less than three months or until Purchaser has completed the distribution described in such registration statement, whichever occurs first;

                    (3) furnish to Purchaser the number of copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus), and such other documents as Purchaser may reasonably request;

                    (4) if required by applicable law, use reasonable efforts to register or qualify such shares under the state blue sky or securities laws ("Blue Sky Laws") of such jurisdictions as Purchaser reasonably requests (and to keep such registrations and qualifications effective for a period of three months, or until Purchaser has completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things that may be reasonably necessary or advisable to enable Purchaser to consummate the disposition of such shares in such jurisdictions; provided, however, that the Corporation will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 2.2(b), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

                    (5) promptly notify Purchaser at any time when a prospectus relating thereto is required to be delivered under applicable federal securities laws during the period that the Corporation is required to keep the registration statement effective, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                    (6) use reasonable efforts to cause all such shares of Common Stock to be listed on the Nasdaq Stock Market National Market Tier (or such other securities exchange on which the Common Stock is then listed).

     2.3  Registration Expenses.

          2.3(a). If, pursuant to Section 2.1 hereof, Common Stock owned by Purchaser is included in a registration statement, then Purchaser shall pay all transfer taxes, if any, relating to the sale of its Common Stock, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

          2.3(b). Except for the fees and expenses specified in Section 2.3(a) hereof and except as provided below in this Section 2.3(b), the Corporation shall pay all expenses incident to the registration and to the Corporation's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance, with Blue Sky Laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Corporation and all independent certified public accountants and other persons retained by the Corporation. With respect to any registration pursuant to Section 2.3 hereof, the Corporation shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses and fees for listing the securities to be registered on the Nasdaq Stock Market National Market Tier, if applicable.

     2.4  Indemnity and Contribution.

          2.4(a). In the event that any Common Stock owned by Purchaser is sold by means of a registration statement pursuant to Section 2.1 hereof, Purchaser (for the purposes of this paragraph 2.4(a), the "Indemnifying Person") agrees to indemnify and hold harmless the Corporation, each of the Corporation's officers and directors, and each person, if any, who controls or may control the Corporation within the meaning of the Securities Act (for the purposes of this paragraph 2.4(a), the Corporation, its officers and directors, and any such other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon, or incurred by such Indemnified Person, directly or indirectly (collectively, hereinafter referred to in the singular as a "Claim" and in the plural as "Claims"), based upon, arising out of, or resulting from (i) any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein not misleading, or (ii) any untrue statement of a material fact contained in the prospectus, or any supplement or amendment thereto, or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such Claim is based upon, arises out of or results from information furnished to the Corporation by Purchaser for use in connection with the registration statement.

          2.4(b). The Corporation (for the purposes of this paragraph 2.4(b), the "Indemnifying Person") agrees to indemnify and hold harmless Purchaser, its officers and directors, each person, if any, who controls or may control Purchaser within the meaning of the Securities Act (for the purposes of this paragraph 2.4(b), Purchaser, its officers and directors, and any such other persons also being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all Claims based upon, arising out of, or resulting from (i) any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein not misleading, or (ii) any untrue statement of a material fact contained in the prospectus, or any supplement or amendment thereto, or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such Claim is based upon, arises out of or results from information furnished by the Corporation in the registration statement.

          2.4(c). The indemnification set forth herein shall be in addition to any liability the Corporation or Purchaser may otherwise have in connection with any registration of such Common Stock. Within a reasonable time after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Section 2.4, such Indemnified Person shall submit written notice thereof to Indemnifying Person. The failure of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such failure, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such failure. In addition, the failure of the Indemnified Person to so notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise, or settlement (without admitting liability of the Indemnifying Person or the Indemnified Person) of any such Claim asserted, such defense, compromise, or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, which counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall fail to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise, or settlement (without admitting liability of the Indemnified Person or the Indemnifying Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. In the event that any Claim shall arise out of a transaction or cover any period or periods wherein the Corporation and Purchaser shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such Claim, and no settlement or compromise of such Claim may be made without the joint consent or approval of the Corporation and Purchaser. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any Claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

          The Corporation represents and warrants to Purchaser as follows:

     3.1  Organization and Standing.

          The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Corporation holds all licenses and permits required for the conduct of its business as now conducted which, if not in the Corporation's possession, could have a material adverse effect on the Corporation's financial condition or results of operations, taken as a whole. The Corporation is duly qualified as a foreign corporation and is in good standing in all jurisdictions where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Corporation's financial condition or results of operations, taken as a whole.

     3.2  Authorization; Binding Obligation.

          The Corporation has all requisite corporate power and authority to enter into and to deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

     3.3  Capitalization.

          The authorized capital stock of the Corporation consists of 60,000,000 shares of Common Stock, of which 12,263,502 are issued and outstanding as of December 31, 1998, and 5,000,000 shares of preferred stock, of which 636,464 of the 1,637,832 shares designated Series A Preferred Stock are issued and outstanding as December 31, 1998 and of which all of the 749,064 Shares designated Series B Redeemable Convertible Preferred Stock are issued and outstanding as of December 31, 1998. All of the Corporation's outstanding shares of capital stock were validly issued and are fully paid and nonassessable. As of December 31, 1998, except for (i) 4,399,635 shares subject to issuance upon exercise of options and an additional 806,918 reserved for issuance pursuant to options not yet granted, and (ii) shares reserved for issuance upon conversion of the Series A Preferred Stock and the Series B Preferred Stock, there are no shares of the Corporation's capital stock reserved for issuance or any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase from the Corporation of any shares of its capital stock or securities exercisable for or convertible into its capital stock.

     3.4  Validity of Shares; Issuance.

          The Shares, when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances, and will be issued in compliance with all applicable federal banking laws.

     3.5  No Consents.

          No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Corporation and no filings are required to be made by the Corporation in connection with the execution and delivery of this Agreement and the issuance of the Shares hereunder, except as have been so obtained or made prior to the Closing or, with respect to any that need to be obtained or made subsequent to the Closing, as will be obtained or made in a timely manner after the Closing, except where the failure to obtain such orders, permissions, consents, approvals or authorizations or to make such filings would not have a material adverse effect on the Corporation's financial condition or results of operations or business prospects, taken as a whole.

     3.6  Non-Contravention.

          The execution, delivery and performance of, and compliance with, this Agreement will not (a) violate any provision of the articles of incorporation or bylaws of the Corporation; (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of the Corporation pursuant to the provisions of any material agreement, mortgage, indenture or other document or instrument to which the Corporation is a party or by which the Corporation or any of its properties or assets is bound, or (c) violate any existing statutes, laws, ordinances, regulations, orders and other rules of law applicable to the Corporation or any of its properties or assets, or applicable to the Corporation's power or authority to perform its obligations under this Agreement.

     3.7  Additional Information.

          The information contained in the Corporation's registration statement on Form 8-A, as filed with the SEC on September 30, 1998, and all other reports filed subsequent thereto through the Closing Date pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), did not and will not, as the case may be, at the respective dates of filing with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

               Purchaser represents and warrants to the Corporation as follows:

          4.1  Organization and Standing.

               Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the full corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Purchaser holds all licenses and permits required for the conduct of its business as now conducted which, if not in Purchaser's possession, could have a material adverse effect on Purchaser's financial condition or results of operations, taken as a whole. Purchaser is duly qualified as a foreign corporation and is in good standing in all jurisdictions where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on Purchaser's financial condition or results of operations, taken as a whole.

          4.2  Authorization.

               Purchaser has all requisite corporate power and authority to enter into and to deliver this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement, when executed and delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

          4.3  Non-Contravention.

               The execution, delivery and performance of, and compliance with, this Agreement will not (a) violate any provision of the articles of incorporation or bylaws of Purchaser; (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of Purchaser pursuant to the provisions of any material agreement, mortgage, indenture or other document or instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets is bound, or (c) violate any existing statutes, laws, ordinances, regulations, orders and other rules of law applicable to Purchaser or any of its properties or assets, or applicable to Purchaser's power or authority to perform its obligations under this Agreement.

          4.4  No Consents.

               No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Purchaser and no filings are required to be made by Purchaser in connection with the execution and delivery of this Agreement and the purchase of the Shares hereunder, except as have been so obtained or made prior to the Closing or, with respect to any that need to be obtained or made subsequent to the Closing, as will be obtained or made in a timely manner after the Closing, except where the failure to obtain such orders, permissions, consents, approvals or authorizations or to make such filings would not have a material adverse effect on Purchaser's financial condition or results of operations or business prospects, taken as a whole.

     4.5  Adequate Resources.

          Purchaser has sufficient cash and other resources to perform its obligations hereunder.

     4.6  Investment Experience.

          Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Corporation's business affairs and financial condition and has had access to and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares. Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, including the loss of Purchaser's entire investment. The Shares were not offered or sold to Purchaser by any form of general solicitation or advertising.

     4.7  Investment Intent.

          Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

     4.8  Registration or Exemption Requirements.

          Purchaser further acknowledges and understands that the Shares may be required to be held indefinitely, and they may not be resold or otherwise transferred except in a transaction registered under the Securities Act or where an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (a) they are registered or such registration is not required, and (b) if the transfer is pursuant to an exemption from registration other than Rule 144 promulgated under the Securities Act and, if the Corporation shall so request in writing, an opinion of counsel satisfactory to the Corporation is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.

     4.9  No Legal, Tax or Investment Advice.

          Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

SECTION 5.  ADDITIONAL AGREEMENTS.

     5.1  Nonsolicitation.

          From the date hereof through and including until 18 months after the Closing Date (or such earlier date upon which the covenant at Section 5.2 below terminates), each party hereto agrees that such party's employees who are involved in the transactions described in the MOU will not, without the other party's prior written consent solicit for employment any person who is involved in the transactions described in the MOU as an employee of the other party (it being understood that this Section 5.1 shall not prohibit the placing of general employment advertisements or solicitations not specifically targeted to any employee or employees of the other party);

     5.2  Lock-up Covenant.

          During the period beginning on the date hereof and ending on the date 18 months after the Closing Date (or such earlier date described below), Purchaser covenants that it will not, without the prior written consent of the Corporation, offer, sell or otherwise dispose of, directly or indirectly, any capital stock of the Corporation which Purchaser may own directly, indirectly or beneficially; provided, however, that Purchaser may transfer some or all of the Shares to a corporation, partnership or other legal entity controlled by Purchaser, if such transferee agrees in writing to hold any Shares received subject to the provisions of this Agreement and to transfer such Shares back to Purchaser if such transferee ceases to be controlled by Purchaser. The restrictions on transfer described in this Section 5.2 will terminate in the event (i) the Corporation breaches either of Sections I(A) or (B) in the MOU or any successor provisions thereto specifically identified as such in any other agreement between the Corporation and the Purchaser entered into subsequent to this Agreement, and (ii) such breach is not cured in accordance with the terms of the MOU or such subsequent agreement.

SECTION 6.  CONDITIONS TO CLOSING.

     6.1  Conditions to Obligations of All Parties.

          The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the date of the Closing, of each of the following conditions precedent:

          6.1(a). Termination. This Agreement shall not have been terminated in accordance with its terms.

          6.1(b). No Governmental Action. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement or to affect adversely the financial condition and business prospects of the Corporation.

     6.2  Conditions to the Obligations of Purchaser.

          The obligations of Purchaser to purchase the Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the Closing, of each of the following conditions precedent, any one or more of which may be waived by Purchaser, in its sole and absolute discretion:

          6.2(a). Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct on the date of the Closing, with the same force and effect as if made on the date of the Closing.

          6.2(b). Compliance with Covenants. The Corporation shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by the Corporation on or prior to the date of the Closing.

          6.2(c). Legal Opinion. The Corporation shall have delivered to the Purchaser an opinion of counsel to the Corporation regarding due authorization of the Shares by the Corporation and valid issuance of the Shares.

     6.3  Conditions to Obligations of the Corporation.

          The obligations of the Corporation to sell the Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the Closing, of each of the following conditions precedent, any one or more of which may be waived by the Corporation, in its sole and absolute discretion:

          6.3(a). Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct as of the date of the Closing with the same force and effect as if made on the date of the Closing.

          6.3(b). Compliance with Covenants. Purchaser shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the date of the Closing.

SECTION 7.  CLOSING.

     7.1  Deliveries by the Corporation.

          At the Closing, the Corporation shall deliver to Purchaser the following:

               (1) A certificate or certificates registered in Purchaser's name, representing all of the Shares.

               (2) A copy of the resolutions of the Board of Directors of the Corporation, as certified as of the Closing Date by the Secretary of the Corporation, as being true, correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement by the Corporation, the authorization, sale, issuance and delivery of the Shares, and the performance of the Corporation's obligations hereunder.

               (3) A certificate of the Corporation signed by an authorized officer of the Corporation certifying that the representations and warranties of the Corporation made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the Closing, and the Corporation has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by the Corporation on or prior to the Closing.

               (4)  An opinion of counsel as described in Section 6.2(c) above.

               (5) Such other certificates, instruments or documents as Purchaser may reasonably request in order to effect and document the transactions contemplated hereby.

     7.2  Deliveries by Purchaser.

          At the Closing, Purchaser shall deliver to the Corporation the following:

               (1) The Purchase Price, in cash or by wire transfer or certified or bank cashier's check, payable to the order of the Corporation.

               (2) A certificate of Purchaser signed by an authorized officer of Purchaser certifying that the representations and warranties of Purchaser made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the Closing, and Purchaser has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by Purchaser on or prior to the Closing.

               (3) Such other certificates, instruments or documents as the Corporation may reasonably request in order to effect and document the transaction contemplated hereby.

SECTION 8.  LEGEND.

     8.1  Endorsement.

          Each certificate representing the Shares shall bear the following legend (in addition to any legend required by applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY OTHER APPLICABLE FEDERAL SECURITIES LAWS COVERING SUCH SECURITIES OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL IN FORM SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

          ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT DATED FEBRUARY _, 1999 (THE "AGREEMENT") BETWEEN THE CORPORATION AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTION 5.2 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

     8.2  Removal of Legend.

          The legend endorsed on a stock certificate pursuant to Section 8.1 of this Agreement, insofar as it relates to registration under the Securities Act, shall be removed and the Corporation shall issue a certificate without such legend to the holder of such Shares, if such Shares are registered under applicable federal securities laws and a prospectus meeting the requirements of the rules and regulations of the SEC is available or if such holder provides to the Corporation an opinion of counsel to such holder reasonably satisfactory to the Corporation, to the effect that a public sale, transfer or assignment of such Shares may be made without registration and without compliance with any restrictions. The legend endorsed on a stock certificate pursuant to Section 8.1 of this Agreement, insofar as it relates to additional restrictions specified in this Agreement, shall be removed upon the expiration of the applicable provisions referenced therein.

SECTION 9.  TERMINATION.

     9.1  Mutual Consent.

          The parties may terminate this Agreement at any time by mutual written agreement.

     9.2  Other Termination.

          The Corporation or the Purchaser may terminate this Agreement by giving notice (a "Termination Notice") to the other parties at the time designated in this Section or, in the absence of such designation, at any time up to and including the date of the Closing, if any one or more of the following shall have occurred and be continuing:

          9.2(a). Termination By Any Party. Any party may terminate this Agreement under any one or more of the following circumstances:

                   (1) at any time after May 16, 1999, or, if the Corporation shall have extended the Closing Date pursuant to Section 1.2(a) of this Agreement, after July 16, 1999, if the Closing shall not have occurred for any reason other than a default or non-performance of its obligations hereunder by the party giving such notice;

                   (2) a court or other governmental authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the purchase of the Shares contemplated hereby and such order, writ, injunction, decree or other action shall have become final and nonappealable.

          9.2(b). Termination By Purchaser. Purchaser may terminate this Agreement on the Closing Date, if any condition precedent set forth in Sections
6.1 or 6.2 shall not have been satisfied.

          9.2(c). Termination By the Corporation. The Corporation may terminate this Agreement on the Closing Date, if any condition precedent set forth in Sections 6.1 or 6.3 shall not have been satisfied.

     9.3  Effect of Termination.

          Termination of this Agreement pursuant to this Section shall not relieve any party of any liability for a default or other breach, default or nonperformance under this Agreement.

Notwithstanding the foregoing, no party hereto shall be liable for consequential or punitive damages in connection with such termination.

SECTION 10.  MISCELLANEOUS.

     10.1 Additional Actions and Documents.

          Each of the parties hereto agrees that it will, at any time, prior to, at or after the Closing, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including export license applications) as may be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.

     10.2 Expenses.

          Except as specified in Section 2, each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions contemplated hereby.

     10.3 Notices.

          All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier, addressed as follows:

          (i)  if to the Corporation:

          Security First Technologies Corporation
          3390 Peachtree Road, NE, Suite 1700
          Atlanta, Georgia  30326
          Attn.:  President

          with a copy (which shall not constitute notice) to:

          Hogan & Hartson L.L.P.
          555 Thirteenth Street, N.W.
          Washington, D.C. 20004
          Attn.:  Stuart G. Stein, Esq.

          (iii)  if to Purchaser:

          Hewlett-Packard Company
          Enterprise Computing Solutions Organization
          19447 Pruneridge Avenue
          Mail Stop 44UH
          Cupertino, California 95014-0683
          Attn.:  Controller
               with a copy (which shall not constitute notice) to:

               Hewlett-Packard Company
               3000 Hanover Street, MS 20BQ
               Palo Alto, California 94304
               Attn.: General Counsel

or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     10.4 Waiver.

          No waiver by any party of any failure or refusal of any other party to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party. No waiver shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

     10.5 Binding Effect.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     10.6 Entire Agreement; Amendment.

          This Agreement, including the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

     10.7 Severability.

          If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said Agreement.

     10.8 Headings.

          The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

     10.9 Governing Law.

               This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Delaware, excluding the choice of law rules thereof.

     10.10     Signature in Counterparts.

               This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     10.11     No Third Party Beneficiaries.

               Except as expressly provided herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder.

     10.12     Assignability.

               All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties and obligations of the parties hereto may be assigned or delegated by any party hereto without the prior written consent of all the parties to this Agreement and any such purported or attempted assignment shall be null and void ab initio and of no force or effect provided, further that Purchaser may assign this Agreement, including rights, privileges, duties and obligations hereunder to any affiliate of Purchaser which is wholly or substantially owned directly or indirectly by Purchaser so long as such assignment does not in any way materially delay or otherwise materially adversely impact the ability of the parties hereto to effect the transactions contemplated hereby.

     10.13     Parties Not Partners.

               Nothing contained in this Agreement shall constitute any party as a partner with, agent for or principal of any one or more of the other parties or their successors and assigns


                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                               SECURITY FIRST TECHNOLOGIES CORPORATION


                               By:       /s/ Robert F. Stockwell
                                  ----------------------------------------------
                                   Name:     Robert F. Stockwell
                                        ----------------------------------------
                                   Title:    Treasurer
                                         ---------------------------------------

                               HEWLETT-PACKARD COMPANY



                               By:         /s/ Jon E. Flaxman
                                  ---------------------------------------
                                   Name:       Jon E. Flaxman
                                        ---------------------------------
                                   Title:      ECSO Controller
                                         --------------------------------